AVIS BUDGET GROUP REPORTS THIRD QUARTER 2018 RESULTS

PARSIPPANY, N.J., November 5, 2018 - Avis Budget Group, Inc. (NASDAQ: CAR) today reported results for its third quarter ended September 30, 2018.

•	Revenues grew to a record $2.8 billion in the third quarter on both higher volume and increased underlying pricing in the Americas

•	Americas per-unit fleet costs reduced by 10%

•	Net income of $213 million and earnings per diluted share of $2.68

•	Adjusted Net Income increased 2% to $265 million and Adjusted earnings per diluted share of $3.33 were 7% higher

•	Adjusted EBITDA was $476 million with Americas delivering a record quarter

•	Company reaffirms its full-year projected 2018 Adjusted EBITDA

"Our Americas segment delivered record profits and a 50 basis point margin improvement in the third quarter driven by increased volume, higher underlying pricing and substantially lower per-unit fleet costs, partially offset by a challenging European environment this summer," said Larry De Shon, Avis Budget Group President and Chief Executive Officer. "As we enter the fourth quarter, industry fleet levels in the Americas are tight, leading to the best pricing environment we’ve seen in some time. As a result, we currently anticipate Americas Revenue per Day to increase for the fourth quarter and initial expectations for 2019 are looking good, helped by our new revenue management system, improving ancillary revenues and the absence of the impact of loyalty accounting."

$ millions	2018	2017	% change
Revenues	2,778	2,752	1%
Net Income	213	245	(13%)
Adjusted EBITDA	476	482	(1%)

Revenue growth in the quarter was driven by a 3% increase in overall volume and higher Americas underlying pricing under our historical T&M per day metric, partially offset by $31 million, or 1% impact from exchange rate effects. The Company also delivered 7% improvement in overall per-unit fleet costs in the quarter excluding exchange rate effects.

For the quarter, net income was $213 million, or $2.68 per diluted share. Adjusted EBITDA was $476 million with Adjusted net income improving 2% to $265 million, or $3.33 per diluted share, a 7% increase.

Business Segment Discussion

Americas

$ millions	2018	2017	% change
Revenues	1,844	1,839	0%
Adjusted EBITDA	313	303	3%

Revenues during the quarter were essentially in-line with the prior year, with 1% higher rental volumes being offset by a $9 million negative effect from currency exchange rate movements. Revenue per Day was unchanged primarily due to the change in loyalty accounting, but pricing under our historical T&M per day metric increased 1%. Adjusted EBITDA increased 3% to a record $313 million in the quarter with the benefit of volume growth and 10% lower per-unit fleet costs being partially offset by increased vehicle interest expense, higher gasoline expense and lower utilization related to record number of vehicle recalls.

International

$ millions	2018	2017	% change
Revenues	934	913	2%
Adjusted EBITDA	178	194	(8%)

Revenue growth in the quarter was driven by 7% higher volume, despite the challenging European Leisure environment this summer, partially offset by 2% lower Revenue per Day excluding exchange rate effects and a $22 million, or 2% impact from currency exchange movements. Adjusted EBITDA was $178 million for the quarter with the benefit of revenue growth being offset by a 3% increase in per-unit fleet costs excluding exchange rate effects, higher airport concession fees, increased marketing and a $5 million impact from currency.

Balance Sheet

The Company's corporate debt was approximately $3.6 billion at the end of the third quarter and cash and cash equivalents totaled $605 million, compared to $3.6 billion of corporate debt and $611 million of cash and cash equivalents at December 31, 2017.

Other Items

The Company repurchased 1.8 million shares of its common shares in the third quarter, or 2% of its shares outstanding, at a cost of $61 million and have repurchased 3.5 million shares year-to-date at a cost of $129 million. Weighted average diluted shares outstanding (as used to calculate Adjusted diluted earnings per share) were 81.0 million year-to-date compared to 85.5 million the prior year, a 5% year-over-year reduction.

In October, the Company completed an offering of €350 million aggregate principal amount of 4.75% senior notes due 2026. The Company used the proceeds from the notes offering, together with cash on hand, to redeem all $400 million of its outstanding 5.125% senior notes due 2022. As a consequence, the Company now has no corporate debt maturities until 2023.

Outlook
Our full-year 2018 outlook includes non-GAAP financial measures and excludes the effect of future changes in currency exchange rates. The Company believes that it is impracticable to provide a reconciliation to the most comparable GAAP measures due to the forward-looking nature of these forecasted Adjusted earnings metrics and the degree of uncertainty associated with forecasting the reconciling items and amounts. The Company further believes that providing estimates of the amounts that would be required to reconcile the forecasted adjusted measures to forecasted GAAP measures would imply a degree of precision that would be confusing or misleading to investors. The after-tax effect of reconciling items could be significant to the Company’s future quarterly or annual results.

The Company today updated its estimated full-year 2018 results as follows:

$ millions *	2018 Estimates
Revenues	$9,100 - $9,200
Adjusted EBITDA	$760 - $800
Adjusted pretax income	$370 - $410
Adjusted net income	$265 - $300
Adjusted diluted earnings per share	$3.30 - $3.70
Adjusted free cash flow	$325 - $375
* Excluding Adjusted diluted earnings per share.

Additional Guidance Details:

Americas

% change	vs prior year
Rental days	1.5% - 2.0%
Revenue per Day	0.0% - 0.5%
Per-Unit Fleet Costs per Month	(5.5%) - (6.5%)
Revenue per day and per-unit fleet costs exclude the effect of changes in currency exchange rates. Revenue per day also reflects the effect of the newly adopted revenue recognition standard pertaining to customer loyalty programs.

International

% change	vs prior year
Rental days	6.0% - 7.0%
Revenue per Day	(2.0%) - (3.0%)
Per-Unit Fleet Costs per Month	1.0% - 2.0%
Revenue per day and per-unit fleet costs exclude the effect of changes in currency exchange rates.

Investor Conference Call
Avis Budget Group will host a conference call to discuss third quarter results and its outlook on November 6, 2018, at 8:30 a.m. (ET). Investors may access the call at ir.avisbudgetgroup.com or by dialing (630) 395-0021 and providing the participant passcode 2995545. The supporting presentation will also be available at ir.avisbudgetgroup.com. Investors are encouraged to dial in approximately 10 minutes prior to the call. A web replay will be available at ir.avisbudgetgroup.com following the call. A telephone replay will be available from 11:00 a.m. (ET) on November 6 until 10:00 p.m. (ET) on December 6 at (402) 220-0222.

About Avis Budget Group
Avis Budget Group, Inc. is a leading global provider of mobility solutions, both through its Avis and Budget brands, which have more than 11,000 rental locations in approximately 180 countries around the world, and through its Zipcar brand, which is the world’s leading car sharing network, with more than one million members. Avis Budget Group operates most of its car rental offices in North America, Europe and Australasia directly, and operates primarily through licensees in other parts of the world. Avis Budget Group has approximately 31,000 employees and is headquartered in Parsippany, N.J. More information is available at www.avisbudgetgroup.com.

Forward-Looking Statements
Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “forecast” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are based upon then current assumptions and expectations and are generally forward-looking in nature and not historical facts. Any statements that refer to outlook, expectations or other characterizations of future events, circumstances or results, including all statements related to our outlook, future results, future fleet costs, acquisition synergies, cost-saving initiatives and future share repurchases are also forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to, the Company’s ability to promptly and effectively integrate acquired businesses, any change in economic conditions generally, particularly during our peak season or in key market segments, the high level of competition in the vehicle rental industry, a change in our fleet costs as a result of a change in the cost of new vehicles, manufacturer recalls and/or the value of used vehicles, disruption in the supply of new vehicles, disposition of vehicles not covered by manufacturer repurchase programs, the financial condition of the manufacturers that supply our rental vehicles, which could effect their ability to perform their obligations under our repurchase and/or guaranteed depreciation arrangements, any change in travel demand, including changes in airline passenger traffic, any occurrence or threat of terrorism, a significant increase in interest rates or borrowing costs, our ability to obtain financing for our global operations, including the funding of our vehicle fleet via the asset-backed securities market, any changes to the cost or supply of fuel, any fluctuations related to the mark-to-market of derivatives which hedge our exposure to exchange rates, interest rates and fuel costs, our ability to meet the financial and other covenants contained in the agreements governing our indebtedness, risks associated with litigation, governmental or regulatory inquiries or investigations involving the Company, changes in tax or other regulations, changes to our share repurchase plans, risks related to acquisitions, and our ability to accurately estimate our future results and implement our strategy for cost savings and growth. Other unknown or unpredictable factors could also have material adverse effects on the Company’s performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in Avis Budget Group’s Annual Report on Form 10-K for the year ended December 31, 2017 included under headings such as

“Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in other filings and furnishings made by the Company with the Securities and Exchange Commission (the "SEC") from time to time. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

Non-GAAP Financial Measures
This release includes financial measures such as Adjusted EBITDA and Adjusted free cash flow, as well as metrics that exclude certain items that are not considered generally accepted accounting principles (“GAAP”) measures as defined under SEC rules. Important information regarding such measures is contained on Table 1, Table 4,Table 5 and Appendix I of this release. The Company and its management believe that these non-GAAP measures are useful to investors in measuring the comparable results of the Company period-over-period. The GAAP measures most directly comparable to Adjusted EBITDA, Adjusted free cash flow, Adjusted pretax income (loss), Adjusted net income (loss) and Adjusted diluted earnings (loss) per share are net income (loss), net cash provided by operating activities, income(loss) before income taxes, net income (loss) and diluted earnings (loss) per share, respectively. Foreign currency translation effects on the Company’s results are quantified by translating the current period’s non-U.S.-dollar-denominated results using the currency exchange rates of the prior period of comparison plus any related gains and losses on currency hedges. Per-unit fleet costs, which represent vehicle depreciation, lease charges and gain or loss on vehicle sales, divided by average rental fleet, is calculated on a per-month basis.

Share Repurchase Program
The Company’s share repurchases may occur through open market purchases or trading plans pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934. The amount and timing of specific repurchases are subject to market conditions, applicable legal requirements and other factors. The repurchase program may be suspended, modified or discontinued at any time without prior notice. The repurchase program has no set expiration or termination date.

Contacts
Media Contact:	Investor Contact:
Alice Pereira	Neal Goldner
(973) 496-3916	(973) 496-5086
PR@avisbudget.com	IR@avisbudget.com

# # #
Tables Follow

Table 1
Avis Budget Group, Inc.
SUMMARY DATA SHEET
(In millions, except per share data)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017	% Change	2018	2017	% Change
Income Statement and Other Items
Revenues	$2,778	$2,752	1%	$7,074	$6,829	4%
Income before income taxes	355	364	(2%)	264	210	26%
Net income	213	245	(13%)	152	141	8%
Earnings per share - Diluted	2.68	2.91	(8%)	1.88	1.65	14%

Adjusted Earnings Metrics (non-GAAP) (A)
Adjusted EBITDA	476	482	(1%)	639	595	7%
Adjusted pretax income	384	387	(1%)	356	304	17%
Adjusted net income	265	260	2%	251	204	23%
Adjusted earnings per share - diluted	3.33	3.10	7%	3.10	2.39	30%

	As of
	September 30, 2018	December 31, 2017
Balance Sheet Items
Cash and cash equivalents	$605	$611
Vehicles, net	12,163	10,626
Debt under vehicle programs	10,922	9,221
Corporate debt	3,561	3,599
Stockholders' equity	521	573

Segment Results
	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017	% Change	2018	2017	% Change
Revenues
Americas	$1,844	$1,839	0%	$4,782	$4,718	1%
International	934	913	2%	2,292	2,111	9%
Corporate and Other	—	—	n/m	—	—	n/m
Total Company	$2,778	$2,752	1%	$7,074	$6,829	4%

Adjusted EBITDA
Americas	$313	$303	3%	$435	$379	15%
International	178	194	(8%)	252	260	(3%)
Corporate and Other	(15)	(15)	n/m	(48)	(44)	n/m
Total Company	$476	$482	(1%)	$639	$595	7%

_______
n/m	Not meaningful.
(A)	See Table 5 for reconciliations of non-GAAP measures and Appendix I for definitions.

Table 2

Avis Budget Group, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues	$2,778	$2,752	$7,074	$6,829

Expenses
Operating	1,294	1,256	3,561	3,413
Vehicle depreciation and lease charges, net	587	616	1,693	1,717
Selling, general and administrative	336	320	953	875
Vehicle interest, net	85	78	237	215
Non-vehicle related depreciation and amortization	62	66	190	194
Interest expense related to corporate debt, net:
Interest expense	44	45	139	142
Early extinguishment of debt	—	—	5	3
Transaction-related costs, net	11	—	18	8
Restructuring and other related charges	4	7	14	52
Total expenses	2,423	2,388	6,810	6,619

Income before income taxes	355	364	264	210
Provision for income taxes	142	119	112	69
Net income	$213	$245	$152	$141

Earnings per share
Basic	$2.71	$2.96	$1.90	$1.68
Diluted	$2.68	$2.91	$1.88	$1.65

Weighted average shares outstanding
Basic	78.8	82.6	80.1	84.1
Diluted	79.5	84.0	81.0	85.5

Table 3
Avis Budget Group, Inc.
SEGMENT DRIVER ANALYSIS

	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017	% Change	2018	2017	% Change

Americas

Rental Days (000’s)	30,413	30,256	1%	84,085	82,574	2%
Revenue per Day excluding exchange rate effects (A)	$60.94	$60.78	0%	$56.94	$57.13	0%
Average Rental Fleet	457,066	451,817	1%	436,074	430,877	1%
Vehicle Utilization	72.3%	72.8%	(50) bps	70.6%	70.2%	40 bps
Per-Unit Fleet Costs per Month excluding exchange rate effects (A)	$295	$328	(10%)	$313	$336	(7%)

International

Rental Days (000’s)	18,216	17,061	7%	44,105	41,213	7%
Revenue per Day excluding exchange rate effects (A)	$52.54	$53.52	(2%)	$50.19	$51.23	(2%)
Average Rental Fleet	265,939	247,743	7%	224,524	209,671	7%
Vehicle Utilization	74.5%	74.9%	(40) bps	72.0%	72.0%	0 bps
Per-Unit Fleet Costs per Month excluding exchange rate effects (A)	$236	$230	3%	$222	$220	1%

Total

Rental Days (000’s)	48,629	47,317	3%	128,190	123,787	4%
Revenue per Day excluding exchange rate effects (A)	$57.79	$58.16	(1%)	$54.62	$55.17	(1%)
Average Rental Fleet	723,005	699,560	3%	660,598	640,548	3%
Vehicle Utilization	73.1%	73.5%	(40) bps	71.1%	70.8%	30 bps
Per-Unit Fleet Costs per Month excluding exchange rate effects (A)	$273	$294	(7%)	$282	$298	(5%)
_______
Rental days, revenue per day and vehicle utilization are calculated based on the actual rental of the vehicle during a 24-hour period. Our calculation of rental days and revenue per day may not be comparable to the calculation of similarly-titled statistics by other companies. Refer to Table 6 for segment driver calculations and Appendix I for driver definitions.

(A)	The following metrics include changes in currency exchange rates:
	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017	% Change	2018	2017	% Change

Americas

Revenue per Day	$60.64	$60.78	0%	$56.87	$57.13	0%
Per-Unit Fleet Costs per Month	$294	$328	(10%)	$313	$336	(7%)

International

Revenue per Day	$51.28	$53.52	(4%)	$51.96	$51.23	1%
Per-Unit Fleet Costs per Month	$231	$230	0%	$231	$220	5%

Total

Revenue per Day	$57.13	$58.16	(2%)	$55.18	$55.17	0%
Per-Unit Fleet Costs per Month	$271	$294	(8%)	$285	$298	(4%)

Table 4 (page 1 of 2)

Avis Budget Group, Inc.
CONSOLIDATED CONDENSED SCHEDULES OF CASH FLOWS AND ADJUSTED FREE CASH FLOWS
(In millions)

CONSOLIDATED CONDENSED SCHEDULE OF CASH FLOWS

Nine Months Ended September 30, 2018
Operating Activities
Net cash provided by operating activities	$2,095

Investing Activities
Net cash used in investing activities exclusive of vehicle programs	(256)
Net cash used in investing activities of vehicle programs	(3,421)
Net cash used in investing activities	(3,677)

Financing Activities
Net cash provided by (used in) financing activities exclusive of vehicle programs	(171)
Net cash provided by (used in) financing activities of vehicle programs	1,625
Net cash provided by (used in) financing activities	1,454

Effect of changes in exchange rates on cash and cash equivalents, program and restricted cash	(5)
Net change in cash and cash equivalents, program and restricted cash	(133)
Cash and cash equivalents, program and restricted cash, beginning of period	901
Cash and cash equivalents, program and restricted cash, end of period (A)	$768

_______
(A)	Consists of cash and cash equivalents of $605 million, program cash of $151 million and restricted cash of $12 million as of September 30, 2018.

CONSOLIDATED SCHEDULE OF ADJUSTED FREE CASH FLOWS (B)

Nine Months Ended September 30, 2018
Income before income taxes	$264
Add-back of non-vehicle related depreciation and amortization	190
Add-back of debt extinguishment costs	5
Add-back of transaction-related costs	18
Add-back of non-operational charges related to shareholder activist activity	9
Working capital and other	(3)
Capital expenditures	(157)
Tax payments, net of refunds	(34)
Vehicle programs and related (C)	(3)
Adjusted Free Cash Flow	289

Acquisition and related payments, net of acquired cash (D)	(97)
Borrowings, net of debt repayments	(22)
Transaction-related payments	(7)
Non-operational payments related to shareholder activist activity	(9)
Repurchases of common stock	(143)
Change in program cash	(132)
Change in restricted cash	6
Foreign exchange effects, financing costs and other	(18)
Net change in cash and cash equivalents, program and restricted cash (per above)	$(133)

_______
(B)	See Appendix I for a description of Adjusted Free Cash Flow.
(C)	Includes vehicle-backed borrowings (repayments) that are incremental to amounts required to fund incremental (reduced) vehicle and vehicle-related assets.
(D)
Includes equity method investment of $37 million in our licensee in Greece, and excludes $4 million of vehicles purchased as part of a domestic licensee, which was financed through incremental vehicle-backed borrowings.

Table 4 (page 2 of 2)

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED FREE CASH FLOW

Nine Months Ended September 30, 2018
Net cash provided by operating activities (per above)	$2,095
Investing activities of vehicle programs	(3,421)
Financing activities of vehicle programs	1,625
Capital expenditures	(157)
Proceeds received on asset sales	9
Change in program cash	132
Change in restricted cash	(6)
Acquisition-related payments	(4)
Non-operational payments related to shareholder activist activity	9
Transaction-related payments	7
Adjusted Free Cash Flow (per above)	$289

Table 5 (page 1 of 2)
Avis Budget Group, Inc.
DEFINITIONS AND RECONCILIATIONS OF NON-GAAP MEASURES
(In millions, except per share data)

The accompanying press release includes certain non-GAAP (generally accepted accounting principles) financial measures as defined under SEC rules. To the extent not provided in the press release or accompanying tables, we have provided the reasons we present these non-GAAP financial measures and a description of what they represent in Appendix I. For each non-GAAP financial measure a reconciliation to the most comparable GAAP financial measure is calculated and presented below.

Reconciliations of net income, income before income taxes and diluted earnings per share to Adjusted EBITDA and our Adjusted earnings metrics are as follows:

		Three Months Ended September 30,
Reconciliation of net income to Adjusted EBITDA:		2018	2017

	Net income	$213	$245
	Provision for income taxes	142	119
	Income before income taxes	355	364

	Add certain items:
	Acquisition-related amortization expense	14	16
	Transaction-related costs, net	11	—
	Restructuring and other related charges	4	7
	Adjusted pretax income	384	387

Add:	Non-vehicle related depreciation and amortization (excluding acquisition-related amortization expense)	48	50
	Interest expense related to corporate debt, net (excluding early extinguishment of debt)	44	45
	Adjusted EBITDA	$476	$482

Reconciliation of net income to adjusted net income:

	Net income	$213	$245
	Add certain items, net of tax:
	Acquisition-related amortization expense	11	10
	Transaction-related costs, net	8	—
	Restructuring and other related charges	3	5
	Income tax provision from the Tax Act (A)	30	—
	Adjusted net income	$265	$260

	Earnings per share - Diluted	$2.68	$2.91

	Adjusted diluted earnings per share	$3.33	$3.10

	Shares used to calculate Adjusted diluted earnings per share	79.5	84.0

_______
(A)	As a result of the Tax Act, the adjustment of incremental tax expense related to cumulative foreign earnings initially recorded in the fourth quarter of 2017.

Table 5 (page 2 of 2)

		Nine Months Ended September 30,
Reconciliation of net income to Adjusted EBITDA:		2018	2017

	Net income	$152	$141
	Provision for income taxes	112	69
	Income before income taxes	264	210

	Add certain items:
	Acquisition-related amortization expense	46	45
	Transaction-related costs, net	18	8
	Restructuring and other related charges	14	52
	Non-operational charges related to shareholder activist activity (A)	9	—
	Early extinguishment of debt	5	3
	Charges for legal matter, net (B)	—	(14)
	Adjusted pretax income	356	304

Add:	Non-vehicle related depreciation and amortization (excluding acquisition-related amortization expense)	144	149
	Interest expense related to corporate debt, net (excluding early extinguishment of debt)	139	142
	Adjusted EBITDA	$639	$595

Reconciliation of net income to Adjusted net income:

	Net income	$152	$141
	Add certain items, net of tax:
	Acquisition-related amortization expense	33	30
	Transaction-related costs, net	14	6
	Restructuring and other related charges	11	33
	Non-operational charges related to shareholder activist activity	7	—
	Early extinguishment of debt	4	2
	Charges for legal matter, net	—	(8)
	Income tax provision from the Tax Act (C)	30	—
	Adjusted net income	$251	$204

	Earnings per share - Diluted	$1.88	$1.65

	Adjusted diluted earnings per share	$3.10	$2.39

	Shares used to calculate Adjusted diluted earnings per share	81.0	85.5

_______
(A)	Reported within selling, general and administrative expenses in our Consolidated Statements of Operations.
(B)	Reported within operating expenses in our Consolidated Statements of Operations.
(C)	As a result of the Tax Act, the adjustment of incremental tax expense related to cumulative foreign earnings initially recorded in the fourth quarter of 2017.

Table 6
Avis Budget Group, Inc.
SEGMENT DRIVER CALCULATIONS
($ in millions, except as noted)

	Three Months Ended September 30, 2018			Three Months Ended September 30, 2017
	Americas	International	Total	Americas	International	Total
Revenue per Day (RPD)
Revenue	$1,844	$934	$2,778	$1,839	$913	$2,752
Currency exchange rate effects	9	22	31	—	—	—
Revenue excluding exchange rate effects	$1,853	$956	$2,809	$1,839	$913	$2,752
Rental days (000's)	30,413	18,216	48,629	30,256	17,061	47,317
RPD excluding exchange rate effects (in $'s)	$60.94	$52.54	$57.79	$60.78	$53.52	$58.16

Vehicle Utilization
Rental days (000's)	30,413	18,216	48,629	30,256	17,061	47,317
Average rental fleet	457,066	265,939	723,005	451,817	247,743	699,560
Number of days in period	92	92	92	92	92	92
Available rental days (000's)	42,050	24,466	66,516	41,567	22,792	64,359
Vehicle utilization (A)	72.3%	74.5%	73.1%	72.8%	74.9%	73.5%

Per-Unit Fleet Costs
Vehicle depreciation and lease charges, net	$403	$184	$587	$445	$171	$616
Currency exchange rate effects	1	5	6	—	—	—
	$404	$189	$593	$445	$171	$616
Average rental fleet	457,066	265,939	723,005	451,817	247,743	699,560
Per-unit fleet costs (in $'s)	$886	$709	$820	$984	$690	$882
Number of months in period	3	3	3	3	3	3
Per-unit fleet costs per month excluding exchange rate effects (in $'s)	$295	$236	$273	$328	$230	$294

	Nine Months Ended September 30, 2018			Nine Months Ended September 30, 2017
	Americas	International	Total	Americas	International	Total
Revenue per Day (RPD)
Revenue	$4,782	$2,292	$7,074	$4,718	$2,111	$6,829
Currency exchange rate effects	6	(79)	(73)	—	—	—
Revenue excluding exchange rate effects	$4,788	$2,213	$7,001	$4,718	$2,111	$6,829
Rental days (000's)	84,085	44,105	128,190	82,574	41,213	123,787
RPD excluding exchange rate effects (in $'s)	$56.94	$50.19	$54.62	$57.13	$51.23	$55.17

Vehicle Utilization
Rental days (000's)	84,085	44,105	128,190	82,574	41,213	123,787
Average rental fleet	436,074	224,524	660,598	430,877	209,671	640,548
Number of days in period	273	273	273	273	273	273
Available rental days (000's)	119,048	61,295	180,343	117,630	57,240	174,870
Vehicle utilization (A)	70.6%	72.0%	71.1%	70.2%	72.0%	70.8%

Per-Unit Fleet Costs
Vehicle depreciation and lease charges, net	$1,226	$467	$1,693	$1,302	$415	$1,717
Currency exchange rate effects	—	(18)	(18)	—	—	—
	$1,226	$449	$1,675	$1,302	$415	$1,717
Average rental fleet	436,074	224,524	660,598	430,877	209,671	640,548
Per-unit fleet costs (in $'s)	$2,813	$1,998	$2,536	$3,024	$1,980	$2,682
Number of months in period	9	9	9	9	9	9
Per-unit fleet costs per month excluding exchange rate effects (in $'s)	$313	$222	$282	$336	$220	$298

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Currency exchange rate effects are calculated by translating the current-year results at the prior-period average exchange rate.
(A)	Calculated as rental days divided by available rental days.

Appendix I
Avis Budget Group, Inc.
DEFINITIONS OF NON-GAAP MEASURES AND DRIVERS

Adjusted EBITDA
The accompanying press release presents Adjusted EBITDA, which represents income (loss) from continuing operations before non-vehicle related depreciation and amortization, any impairment charges, restructuring and other related charges, early extinguishment of debt costs, non-vehicle related interest, transaction-related costs, net charges for unprecedented personal-injury legal matters, non-operational charges related to shareholder activist activity and income taxes. Net charges for unprecedented personal-injury legal matters are recorded within operating expenses in our consolidated statement of operations. We have revised our definition of Adjusted EBITDA to exclude non-operational charges related to shareholder activist activity. Non-operational charges related to shareholder activist activity include third party advisory, legal and other professional service fees and are recorded within selling, general and administrative expenses in our consolidated statement of operations. We did not revise prior years’ Adjusted EBITDA amounts because there were no costs similar in nature to these costs. Adjusted EBITDA includes stock-based compensation expense and deferred financing fee amortization totaling $12 million and $7 million in third quarter 2018 and 2017, respectively, and totaling $32 million and $24 million in the nine months ended September 30, 2018 and 2017, respectively.

We and our management believe that Adjusted EBITDA is useful to investors as a supplemental measure in evaluating the aggregate performance of our operating businesses and in comparing our results from period to period. Adjusted EBITDA is the measure that is used by our management, including our chief operating decision maker, to perform such evaluation. Adjusted EBITDA is also a component in the determination of management's compensation. Adjusted EBITDA should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with GAAP and our presentation of Adjusted EBITDA may not be comparable to similarly-titled measures used by other companies. A reconciliation of Adjusted EBITDA from net loss recognized under GAAP is provided on Table 5.

Adjusted Earnings Metrics
The accompanying press release and tables present Adjusted pretax income (loss), Adjusted net income (loss) and Adjusted diluted earnings (loss) per share, which exclude certain items. We and our management believe that these measures referred to above are useful to investors as supplemental measures in evaluating the aggregate performance of the Company. We exclude restructuring and other related charges, transaction-related costs, costs related to early extinguishment of debt and other certain items as such items are not representative of the results of operations of our business less a provision for income taxes derived utilizing applicable statutory tax rates for each item. A reconciliation of our Adjusted Earnings Metrics from the appropriate measures recognized under GAAP is provided on Table 5.

Adjusted Free Cash Flow
Represents Net Cash Provided by Operating Activities adjusted to reflect the cash inflows and outflows relating to capital expenditures, the investing and financing activities of our vehicle programs, asset sales, if any, and to exclude debt extinguishment costs, transaction-related costs and non-operational charges related to shareholder activist activity. We have revised our definition of Adjusted Free Cash Flow to exclude non-operational charges related to shareholder activist activity. We did not revise prior years’ Adjusted Free Cash Flow amounts because there were no costs similar in nature to these costs. We believe that Adjusted Free Cash Flow is useful to management and investors in measuring the cash generated that is available to be used to repurchase stock, repay debt obligations, pay dividends and invest in future growth through new business development activities or acquisitions. Adjusted Free Cash Flow should not be construed as a substitute in measuring operating results or liquidity, and our presentation of Adjusted Free Cash Flow may not be comparable to similarly-titled measures used by other companies. A reconciliation of Adjusted Free Cash Flow to the appropriate measure recognized under GAAP is provided on Table 4.

Available Rental Days
Defined as Average Rental Fleet times the numbers of days in a given period.

Average Rental Fleet
Represents the average number of vehicles in our fleet during a given period of time.

Currency Exchange Rate Effects
Represents the difference between current-period results as reported and current-period results translated at the prior-period average exchange rate.

Per-Unit Fleet Costs
Represents vehicle depreciation, lease charges and gain or loss on vehicles sales, divided by Average Rental Fleet.

Rental Days
Represents the total number of days (or portion thereof) a vehicle was rented during a 24-hour period.

Revenue per Day
Represents revenues divided by Rental Days.

Vehicle Utilization
Represents Rental Days divided by Available Rental Days.